UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2009
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition
On January 26, 2009, Reinsurance Group of America, Incorporated (the “Company”) issued (1) a press release announcing its earnings for the three-month period ended December 31, 2008, and providing certain additional information, a copy of which is furnished with this report as Exhibit 99.1, and (2) a Quarterly Financial Supplement for the quarter ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.2. The press release also notes that a conference call will be held on January 27, 2009 to discuss the financial and operating results for the three-month period ended December 31, 2008. The press release and Quarterly Financial Supplement are furnished and not filed pursuant to Instruction B.2 of Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2009, the Company issued a press release announcing that on January 23, 2009, the Board of Directors elected Arnoud W.A. Boot, Professor of Corporate Finance and Financial Markets at the University of Amsterdam, and John F. Danahy, Retired Chairman and Chief Operating Officer of May Merchandising Company and May Department Stores International, as directors to fill two vacancies created on September 12, 2008 by the resignations of three former directors affiliated with MetLife, Inc., the Company’s former majority shareholder. Committee assignments for Messrs. Boot and Danahy will be determined at a later date. A copy of the press release is attached hereto as Exhibit 99.1.
The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2008, in which the amount involved exceeds $120,000 and in which Messrs. Boot and Danahy had, or will have, a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated January 26, 2009

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: January 26, 2009	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated January 26, 2009.

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2008